Exhibit 10.3

Execution Version

SECOND AMENDMENT

TO

NOTE AND SECURITY AGREEMENT

This SECOND AMENDMENT (this “Amendment”) TO NOTE AND SECURITY AGREEMENT dated January 24, 2025 amends that certain Note and Security Agreement dated November 14, 2024, as amended by that certain First Amendment dated January 10, 2025 (as so amended and as may be further amended, restated, supplemented and otherwise modified from time to time up to the date hereof, the “Note”), among CH CAPITAL LENDING, LLC, a Delaware limited liability company (the “Lender”), HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a Delaware corporation (“HOFREC”), HOF VILLAGE NEWCO, LLC, a Delaware limited liability company (“NewCo”), HOF VILLAGE RETAIL I, LLC, a Delaware limited liability company (“HOF VR I”), HOF VILLAGE RETAIL II, LLC, a Delaware limited liability company (“HOF VR II”, and collectively with HOFREC, NewCo and HOF VR I, each a “Borrower” and, collectively, jointly and severally, “Borrowers”).

WHEREAS, the Lender and the Borrowers desire to amend certain provisions of the Note;

WHEREAS, pursuant to Section 7.05 of the Note, the Note may be amended by a written agreement signed by the Borrowers and Lender; and

WHEREAS, terms capitalized but not otherwise defined herein shall have the meanings ascribed to such terms in the Note.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the undersigned agree as follows:

1. The definition of “Blocked Account” set forth in Section 1 of the Note is hereby deleted in its entirety.

2. The following definitions are hereby added to Section 1 of the Note in appropriate alphabetical order as follows:

““Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.”

““Net Income” earned by Borrowers from the operation of the Gridiron Gastropub means: (i) all revenues received by HOFREC and its subsidiaries from the ownership and operation of the Gridiron Gastropub, minus (ii) all expenses incurred by HOFREC and its subsidiaries from the ownership and operation of Gridiron Gastropub.”

““Springing Account” means account number 01663071022 maintained by HOFREC with The Huntington National Bank (the “Bank”) subject to a control agreement in form and substance acceptable to Lender.”

3. The definition of “Facility Amount” in Section 1 of the Note is amended and restated in its entirety to read as follows: ““Facility Amount” means $4,150,000.00.”

4. The definition of “Maturity Date” in Section 1 of the Note is amended and restated in its entirety to read as follows:

““Maturity Date” means the earliest to occur of (i) closing of the Take Private Transaction, (ii) the Termination Date, as such term is defined in any definitive agreement and plan of merger entered in connection with the Take Private Transaction, if applicable, and (iii) the occurrence of an Event of Default under Section 6.01(g) or (h) hereunder.”

5. Section 2 of the Note is amended to add “with copies to David Koch at DKoch@bglco.com and Rick Miller at rick.miller@bclplaw.com” following “Richard Klein at rklein@industrialrealtygroup.com.”

6. Section 2 of the Note is amended to add the following after the first paragraph:

“Notwithstanding anything to the contrary herein, $250,000.00 of the Facility Amount is reserved for and will not be available for advancement to Borrowers unless and until the board of directors of HOFREC approves the execution of and HOFREC delivers to the Buyer an executed definitive agreement and plan of merger with respect to the Take Private Transaction, in which case Borrowers may seek an advancement from Lender in an amount up to $250,000.00 to be used for payment of transaction related expenses incurred by Borrowers. For the avoidance of doubt, if the board of directors of HOFREC does not approve and execute a definitive agreement and plan of merger in connection with the Take Private Transaction, then the maximum Facility Amount available for advancement to Borrowers under this Note is equal to the Facility Amount as defined above, less $250,000.00.”

7. Section 4 of the Note is amended to add the following new clauses (f), (g) and (h) and to re-name existing clauses “(f)” and “(g)” to “(i)” and “(j)”, respectively:

“(f) the Equity Interests owned by any Borrower in HOF Village Retail I, LLC and HOF Village Retail II, LLC; (g) all Net Income earned by Borrowers from the operation of the Gridiron Gastropub; (h) all rights of any Borrower, including any revenue received by any Borrower, under the sponsorship agreements listed on Schedule A attached hereto;”

8. Section 5.07 of the Note is amended to add the following at the end: “On a weekly basis, Borrowers will deliver to Lender a cash flow forecast for HOFREC, which shall be prepared based on the books and records of HOFREC and represent the Borrowers’ good faith estimate, as of the date set forth therein, of the projected cash flows of HOFREC and its subsidiaries, together with such backup documentation as may be requested by Lender.”

9. Section 5.08 of the Note is hereby amended and restated in its entirety as follows:

“5.08 Springing Account.

(a) Borrowers shall at all times establish and maintain at all times the Springing Account and shall at all times cause all payments, deposits, money, revenue and cash received by any Borrower constituting Collateral (“Cash Collateral”) solely in such Springing Account. If any Borrower, any subsidiary of Borrower, any shareholder, officer, director, employee or agent of a Borrower or any subsidiary of a Borrower, or any other Person acting for or in concert with a Borrower shall receive any monies, checks, notes, drafts or other payments consisting of Cash Collateral, such Borrower and each such Person shall promptly (and in any event within three (3) Business Days) upon receipt thereof remit the same (or cause the same to be remitted) in kind to the Springing Account. The Bank shall acknowledge and agree, in a manner satisfactory to Lender, that the Bank will follow the instructions of Lender with respect to disposition of funds in the Springing Account without further consent from any Borrower, that the Bank has no right to setoff against the Springing Account or against any other account maintained by the Bank into which Cash Collateral is transferred, and that the Bank shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in the Springing Account pursuant to written instructions provided from time to time by Lender.

(b) Each Borrower agrees that, if and when Lender delivers a notice of exclusive control to the Bank and Borrower, all payments made to such Springing Account or otherwise received by Lender will be applied on account of the Obligations in such order and at such times as Lender shall determine its sole discretion.

(c) Each Borrower agrees that in no event shall any cash be transferred out of the Springing Account outside the ordinary course of business of Borrower without the prior written consent of Lender. Lender agrees that cash in the Springing Account may be accessed by Borrower for its ordinary business purposes at Borrower’s initiative without consent of Lender or Bank unless and until Lender sends a contrary instruction to the Bank.

(d) Each Borrower agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Springing Account. All of such fees, costs and expenses if not paid by a Borrower, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(e) If and when Lender delivers a notice of exclusive control to the Bank and Borrower, all checks, drafts, instruments and other items of payment or Proceeds of Cash Collateral shall be endorsed by the applicable Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on such Borrower’s behalf. For the purpose of this section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-infact if and when Lender delivers a notice of exclusive control to the Bank and Borrower (i) to endorse such Borrower’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; and (ii) to take control in any manner of any item of payment or Proceeds thereof.”

10. The notice address for Lender set forth in Section 7.03 of the Note is hereby amended and restated in its entirety as follows:

“Notice Address for Lender:

CH Capital Lending, LLC

11111 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

Attn: Richard Klein

Email: rklein@industrialrealtygroup.com

With a copy to:

Bryan Cave Leighton Paisner LLC

One Atlantic Center, 14th Floor 1201

W. Peachtree St., N.W.

Atlanta, GA 30309

Attn: Rick Miller; Amy Taylor Wilson

Email: rick.miller@bclplaw.com; amy.wilson@bclplaw.com

11. Except as expressly amended in accordance with this Amendment, the Note and the Loan Documents (as defined in the Note) shall remain unmodified and in full force and effect. Any reference to the Note in any other document shall refer to the Note as amended hereby. In the event of any conflict between the terms of the Note and the terms of this Amendment, the terms of this Amendment shall control.

12. This Amendment may be executed, including by electronic transmission, in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

13. This Amendment shall be construed and enforced in accordance with the laws of the State of New York without regard to the application of the principles of conflicts or choice or laws (other than New York General Obligations Law 5-1401 and 5-1402).

* * * *

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first indicated above.

BORROWERS:

HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a Delaware corporation

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

HOF VILLAGE NEWCO, LLC, a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

HOF VILLAGE RETAIL I, LLC, a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

HOF VILLAGE RETAIL II, LLC, a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

LENDER:

CH CAPITAL LENDING, LLC, a Delaware limited liability company

By:	Holdings SPE Manager, LLC, its Manager

By:	/s/ Richard H. Klein
Name:	Richard H. Klein
Title:	Chief Financial Officer

[Signature Page to Second Amendment to Note and Security Agreement]

Schedule A

Sponsorship Agreements

1.	Sponsorship Agreement, dated February 9, 2022, by and between HOF Village Newco, LLC and The Cleveland Clinic Foundation, as amended by that certain First Amendment to Sponsorship Agreement dated January 30, 2023, and subject to the Marketing and SC Programming Collaboration Agreement by and among Sandlot Youth Sports Holdings, LLC, Sandlot HOFV Canton SC, LLC, and HOF Village Newco, LLC, and effective as of January 11, 2024 (to the extent that revenue payable to Borrowers under this agreement has not been pledged to another party prior to the date of this Amendment).

2.	Customer Marketing Agreement, dated September 27, 2023, by and between HOF Village Newco, LLC and CCBCC Operations, LLC.

3.	Sponsorship Agreement, dated April 1, 2024, by and between HOF Village Newco, LLC and AultCare Corporation.

4.	Sponsorship Agreement, dated September 1, 2024, by and between HOF Village Newco, LLC and Hendrickson USA, L.L.C.

5.	Sponsorship Agreement, dated January 1, 2024, by and between HOF Village Newco, LLC and Kimble Recycling & Disposal, Inc.